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                                                                    EXHIBIT 23.3



                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-60178 of Fleming Companies, Inc. on Form S-3 of our report dated February 14, 2001 (except for the information under long-term debt and contingencies included in notes to consolidated financial statements as to which the date is March 22, 2001), appearing in the Annual Report on Form 10-K of Fleming Companies, Inc. for the year ended December 30, 2000.



     We also consent to the reference to us under the heading "Independent Auditors" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP



Dallas, Texas


July 9, 2001